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                                                                    EXHIBIT 99.1

                             FOR IMMEDIATE RELEASE

                    LERNOUT & HAUSPIE TO RESTATE FINANCIALS

IEPER, BELGIUM, BURLINGTON, MASS.  --  NOVEMBER 9, 2000 -- Lernout &
Hauspie Speech Products n.v. (NASDAQ: LHSP, EASDAQ: LHSP) ('L&H' or 'the Company'), a world leader in speech and language technology, products and services, today provided an update on the status of the mid-year audit of the Company that it had commissioned last August and of the ongoing audit committee inquiry.

As a result of certain errors and irregularities identified in the audit committee inquiry, the Company expects to restate its financial statements for the periods 1998, 1999 and for the first half of 2000. Although the audit committee is working diligently to determine the impact of these discrepancies on L&H's financial statements for these periods, L&H does not expect the audit and necessary restatements to be completed by November 14, 2000. Accordingly, the Company does not believe that its Form 10-Q for the third quarter ended September 30, 2000 will be filed in a timely manner.

In addition and unrelated to the restatement, L&H believes the revenue for the third quarter will be at least $40 million below its previously published range of $165 to $185 million.

In a joint statement, Mr. Roel Pieper Chairman of L&H and Mr. John Duerden, CEO of L&H, said: "We are very confident in our business and the proven demand for our products, technologies and services. We have significant resources committed to this task and we are making progress. We share the desire of our investors, customers and employees to put this matter to rest quickly. We also are determined to ensure that the Company's financial information is completely accurate. We are committed to providing the correct information to the marketplace as soon as possible, so that our entire organization can focus fully on its daily operations and on the job of building shareholder value."

ABOUT LERNOUT & HAUSPIE

Lernout & Hauspie (L&H) is a global leader in advanced speech and language solutions for vertical markets, computers, automobiles, telecommunications, embedded products, consumer goods and the Internet. The company is making the speech user interface (SUI) the keystone of simple, convenient interaction between humans and technology, and is using advanced translation technology to break down language barriers. The company provides a wide range of offerings, including: customized solutions for corporations; core speech technologies marketed to OEMs; end user and retail applications for continuous speech products in horizontal and vertical markets; and document creation, human and machine translation services, Internet translation offerings, and linguistic tools. L&H's products and services originate in four basic areas: automatic speech recognition (ASR), text-to-speech (TTS), digital speech and music compression (SMC) and text-to-text (translation).

This Press Release contains forward-looking information that involves risks and uncertainties, including statements about the company's plans, objectives, expectations and intentions. Readers are cautioned that forward looking statements include known and unknown risks, including uncertainty of new product development, the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, early state of development of the speech, language and medical information technology markets, the ability of L&H's customers to successfully integrate and commercialise L&H's technology, the company's ability to successfully integrate the operations of Dictaphone and Dragon, the retention of key technical and other personnel, risks associated with the financial leverage associated with the company's assumption and/or repayment of Dictaphone indebtedness, currency
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and other risks related to international operations, rapid technological change and intense competition, as well as other risks set forth in L&H's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this Press Release.


L&H is a trademark of Lernout & Hauspie Speech Products N.V. in the United States and/or other countries. All other product names or trademarks referenced herein are trademarks of their respective owners.


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L&H CONTACT INFO:
Corporate Comm US / Europe:  Ron Schuermans, Lernout & Hauspie, 32-57-22-8888,
                             ron.schuermans@lhs.be
                             ---------------------
Media Contact US:            781-203-5344
Corporate Comm AP:           Geraldine Kan, Lernout & Hauspie, 65-799-8956,
                             Geraldine.kan@lhsl.com.sg
Investor Relations:          Allan Forsey, Lernout & Hauspie, (781) 203-5233,
                             aforsey@lhsl.com
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                             Steffan Williams, Thomson Financial/Carson,
                             +44-20-7